Consent of Independent Auditors


The Board of Directors and Shareholders
Princor Utilities Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Additional Information - Financial Statements" in the Prospectuses in Part A and to the incorporation by reference in Part B of our report dated November 27, 1996 on the financial statements and financial highlights of Princor Balanced Fund, Inc., Princor Blue Chip Fund, Inc., Princor Capital Accumulation Fund, Inc., Princor Emerging Growth Fund, Inc., Princor Growth Fund, Inc., Princor Utilities Fund, Inc., Princor World Fund, Inc., Princor Bond Fund, Inc., Princor Government Securities Income Fund, Inc., Princor High Yield Fund, Inc., Princor Limited Term Bond Fund, Inc., Princor Tax-Exempt Bond Fund, Inc., Princor Cash Management Fund, Inc., and Princor Tax-Exempt Cash Management Fund, Inc. in Post Effective Amendment No. 9 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-53062) and Registration Statement under the Investment Company Act of 1940 (No. 811-7266) of Princor Utilities Fund, Inc.

Ernst & Young LLP

Des Moines, Iowa
December 9, 1996